Exhibit 8.2

January 17, 2017

Applied Micro Circuits Corporation

4555 Great America Parkway, 6th Floor

Santa Clara, CA 95054

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Applied Micro Circuits Corporation, a Delaware corporation (the “Company”), in connection with the preparation and execution of the Agreement and Plan of Merger and Reorganization (the “Agreement”), dated as of November 21, 2016, by and among MACOM Technology Solutions Holdings, Inc., a Delaware corporation (“Parent”), Montana Merger Sub I, Inc., a Delaware corporation (“Purchaser”) all of the outstanding shares of which are held by Parent, Montana Merger Sub II, LLC (subsequently renamed MACOM Connectivity Solutions, LLC), a Delaware limited liability company (“Merger Sub Two”) all of the outstanding membership interests of which are held by Parent, and the Company.

Pursuant to the Agreement, (i) Purchaser will acquire from existing Company stockholders outstanding shares of the Company’s common stock pursuant to an exchange offer (the “Offer”), (ii) Purchaser will thereafter merge (the “First Merger”) with and into the Company, with the Company as the surviving corporation, and (iii) immediately following the effectiveness of the First Merger, the Company will merge (the “Second Merger,” and together with the Offer and the First Merger, the “Transaction”) with and into Merger Sub Two, with Merger Sub Two as the surviving entity.

Parent has filed with the Securities and Exchange Commission a Registration Statement on Form S-4 (the “Registration Statement”) in connection with the registration under the Securities Act of 1933 (the “Act”) of shares of Parent’s common stock to be issued incident to the Transaction.

For purposes of rendering this opinion we have examined and are relying upon (without any independent investigation or review) the truth, correctness and completeness at all relevant times of the statements, covenants, representations and warranties contained in the Agreement, letters dated January 17, 2017 delivered to us by the Company and by Parent, Purchaser and Merger Sub Two containing their respective tax related representations (the “Tax Representation Letters”), the Registration Statement (as amended or supplemented through the date hereof) and such other instruments and documents as we have deemed necessary.

Applied Micro Circuits

    Corporation

January 17, 2017

Further, for purposes of rendering this opinion we have made the following assumptions (without any independent investigation or review):

(a) Original documents submitted to us (including signatures) are authentic, documents submitted to us as copies conform to the original documents and all such documents either have been or will be by the effectiveness of the First Merger duly and validly executed and delivered where such execution and delivery are prerequisites to effectiveness;

(b) The Transaction will be consummated in the manner described in the Registration Statement and in accordance with the provisions of the Agreement;

(c) All representations, warranties and statements made or agreed to by the Company, Parent, Purchaser and Merger Sub Two by their respective managements, officers and directors in connection with the Transaction, including but not limited to those set forth in the Agreement, the Tax Representation Letters (including updated Tax Representation letters executed as of the effective time of the First Merger) and the Registration Statement, are true, correct and complete at all relevant times;

(d) All conditions, covenants and agreements contained in the Agreement and in the Tax Representation Letters will be performed without waiver or breach of any material provision; and

(e) Any representation, warranty or statement (i) relating to the absence of any plan, intention, understanding or agreement signifies that there is, in fact, no such plan, intention, understanding or agreement, or (ii) made “to the best knowledge” or similarly qualified is correct without such qualification.

If any of the above-described assumptions is incorrect for any reason or if the Transaction is consummated in a different manner from that described in the Agreement and the Registration Statement, our opinion expressed below may be adversely affected.

Based solely on the information, and subject to the assumptions, qualifications and limitations, stated herein and in the Registration Statement, the statements under the caption “Material U.S. Federal Income Tax Consequences” in the Registration Statement constitute our opinion as to the material United States federal income tax consequences of the Transaction.

Applied Micro Circuits

    Corporation

January 17, 2017

Except as set forth above, we express no other opinion. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of subsequent changes relating to matters considered herein or of any subsequent changes in applicable law.

We hereby consent to the filing of this opinion as Exhibit 8.2 to the Registration Statement and to the use of our name in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ PILLSBURY WINTHROP SHAW PITTMAN LLP